Farmers New World Life Insurance Company Life Home Office: 3120 139th Ave SE Suite 300, Bellevue, WA 98005 / 1-800-238-9671 Variable Policy Service Office: PO Box 724208, Atlanta, GA 31139 / 1-877-376-8008 Variable Policy Application Supplement A 1. B 1. 3.Proposed/Insured Full Legal Name (First, Middle, Last, Suffix) Proposed/Policy Owner(s) – Suitability Information Policy Owner’s Full Legal Name (First, Middle, Last, Suffix) (If other than Proposed Insured) Household Net Worth: (excluding personal residence, furnishings, automobile) ï,£ $25,000 & under ï,£ $25,001—$50,000 ï,£ $50,001—$200,000 ï,£ $200,001—$500,000ï,£ $500,001—$1,000,000 ï,£ $1,000,001—$3,000,000 ï,£ Over $3,000,000Application ID/Policy #: 2. Parent/Legal Guardian Name (Applicable only to juvenile policy and if other than Policy Owner) 2. Policy Co-Owner’s Full Legal Name (First, Middle, Last, Suffix) (If applicable) 4. Goals: ï,£ Life Insurance ï,£ Retirement ï,£ Accumulation ï,£ Education ï,£ Other:Plan: FELVUL 5. Risk Tolerance: ï,£ Conservative ï,£ Moderately Conservative ï,£ Moderate ï,£ Moderately Aggressive ï,£ Aggressive C I have elected to allocate my premiums as follows: (All allocations must total 100%. Percentages must be in whole numbers.) ¨ Premium Allocation Indicate how premiums are to be allocated among investments in the subaccounts until later changed by the Policy Owner(s). The initial premium payment will be allocated to the Fixed Account for the period described in the prospectus. American Funds Insurance Series: % Capital World Growth and Income Fund % International Fund (Class 2 Shares) % Global Growth Fund Note: If no allocation is selected, 100% of premium will be allocated to the Fixed Account. % Asset Allocation Fund % Capital Income Builder % Growth Fund % Growth Income Fund V Supp (Rev) Fidelity VIP FundsManager Portfolios: (Class 2 Shares) % FundsManager 50% Portfolio % FundsManager 70% Portfolio Fidelity VIP Freedom Portfolios: (Class 2 Shares) % 2005 Portfolio % 2020 Portfolio % 2025 Portfolio % 2030 Portfolio PVC Strategic Asset Management (SAM) Portfolio: (Class 2 Shares) % Conservative Balanced % Balanced Deutsche DWS Variable Series I (Class A Shares) ¨ % DWS Bond VIP % DWS Global Small Cap VIP % DWS CROCI® International VIP Deutsche DWS Variable Series II (Class A Shares) % DWS High Income VIP ¨ % DWS Government Money Market VIP % DWS CROCI® U.S. VIP BNY Mellon (Service Class Shares) ¨ % BNY Mellon Sustainable U.S. Equity Portfolio, Inc. BNY Mellon Variable Investment Fund (Service Class Shares) % Opportunistic Small Cap Portfolio ¨ ¨ Fixed Account (Must be used if DCA Requested) (Continued; next page) Page 1 of 3 % FundsManager 20% Portfolio % FundsManager 85% Portfolio % 2010 Portfolio % Freedom Income Portfolio % Flexible Income % Conservative Growth Fidelity Variable Insurance Products Funds (“VIP”) (Service Class Shares) % Fidelity VIP Growth Portfolio % Fidelity VIP Index 500 Portfolio % Fidelity VIP Mid-Cap Portfolio Franklin Templeton Variable Insurance Products Trust (Class 2 Shares) % Franklin Small-Mid Cap Growth VIP Fund % Franklin Small Cap Value VIP Fund Janus Aspen Series % Janus Henderson VIT Balanced Portfolio (Service Shares) % Janus Henderson VIT Forty Portfolio (Institutional Shares) PIMCO Variable Insurance Trust (Administrative Class Shares) % PIMCO International Bond Portfolio (U.S. Dollar- Hedged) % PIMCO Low Duration Bond Portfolio % Fixed Account % 2015 Portfolio % Strategic Growth SD 31-4423 NonCom (5/21)2

D Optional Premium Allocation Feature ï,£ I elect Automatic Asset Rebalancing (AAR) among the accounts chosen above (excluding Fixed Account). I elect to have the assets in the subaccounts moved to match the Premium Allocation elections. EAdditional Optional Features ï,£ I elect Dollar Cost Averaging (DCA) $($100 minimum) per month from the Fixed Account. The starting balance of the Fixed Account must be at least equal to the requested transfer amount. Transfers will continue until the Policy Owner(s) instructs otherwise, or until all money has been transferred out of the Fixed Account, whichever is earlier. I allocate DCA as follows: (All allocations must total 100%. Percentages must be in whole numbers. Minimum of one and maximum of eight sub-accounts.) ¨ American Funds Insurance Series: (Class 2 Shares) % Asset Allocation Fund % Capital Income Builder % Capital World Growth and Income Fund % Global Growth Fund % Growth Fund % Growth Income Fund % International Fund ¨ Fidelity VIP FundsManager Portfolios: (Class 2 Shares) % FundsManager 20% Portfolio % FundsManager 50% Portfolio % FundsManager 70% Portfolio % FundsMa nager 85% Portfolio ¨ Fidelity VIP Freedom Portfolios: (Class 2 Shares) % 2005 Portfolio % 2010 Portfolio % 2015 Portfolio % 2020 Portfolio % 2025 Portfolio % 2030 Portfolio % Freedom Income Portfolio ¨ PVC Strategic Asset Management (SAM) Portfolio: (Class 2 Shares) % Flexible Income % Conservative Balanced % Balanced % Conservative Growth % Strategic Growth ¨ Deutsche DWS Variable Series I (Class A Shares) ¨ Fidelity Variable Insurance Products Funds (“VIP”) % DWS Bond VIP (Service Class Shares) % DWS Global Small Cap VIP % Fidelity VIP Growth Portfolio % DWS CROCI® International VIP % Fidelity VIP Index 500 Portfolio ¨ Deutsche DWS Variable Series II (Class A Shares) % Fidelity VIP Mid-Cap Portfolio % DWS High Income VIP ¨ Franklin Templeton Variable Insurance Products Trust % DWS Government Money Market VIP (Class 2 Shares) % DWS CROCI® U.S. VIP % Franklin Small-Mid Cap Growth VIP Fund ¨ BNY Mellon (Service Class Shares) % Franklin Small Cap Value VIP Fund ¨ Janus Aspen Series % BNY Mellon Sustainable U.S. Equity Portfolio, Inc. ¨ BNY Mellon Variable Investment Fund % Janus Henderson VIT Balanced Portfolio (Service Shares) (Service Class Shares) % Janus Henderson VIT Forty Portfolio (Institutional Shares) % Opportunistic Small Cap Portfolio ¨ PIMCO Variable Insurance Trust (Administrative Class Shares) % PIMCO International Bond Portfolio (U.S. Dollar- Hedged) % PIMCO Low Duration Bond Portfolio Telephone Transfer Authorization F ï,£ Yes. By checking “Yes,” I (we), as Policy Owner(s), authorize Farmers New World Life Insurance Company (FNWL) to act upon my telephone transfer requests. I understand and agree that telephone transfers will be subject to the conditions of the policy, the administrative requirements, and the provisions of the product’s prospectus. ï,£ No. I (We), as Policy Owner(s), do not authorize telephone transfers. (If both boxes above are left blank, telephone transfers will not be allowed.) (Continued; next page) V Supp (Rev) Page 2 of 3 SD 31-4423 NonCom (5/21)2

G Electronic Delivery Election ï,£ Yes. By checking “Yes,” I (we) authorize FNWL to provide my variable life prospectus(es), fund company prospectus(es), semi-annual and annual reports, and supplements (collectively, the “documents”) by electronic delivery (CD-ROM, in PDF format or through a hyperlink on the Company’s website). I understand that I must have access to a personal computer with appropriate computer hardware, software and internet access (my internet provider may charge for internet access) to access and view the documents. I may request paper copies of the documents at any time without revoking my electronic delivery election. I can revoke my electronic delivery selection at any time by contacting FNWL by telephone or by mail. (If the box above is not checked, documents will be provided to you by U.S. mail.) H Sales Illustration If a hypothetical sales illustration was used during the sales process, then please attach a copy. I Acknowledgement & Authorization Signatures I (We) understand that the amount and duration of the policy’s death benefit may vary under the specified conditions. Policy Values may increase or decrease in accordance with the investment experience of the investments held in the subaccount(s). Illustrations of benefits, including Death Benefits, Policy Values and Cash Surrender Values, are available upon request. I acknowledge receipt of the current prospectus for the policy and for the underlying funds representing the Premium Allocation options elected above. I (We) understand that portions or all of the data collected to create this Variable Policy Application Supplement (Supplement), including my signature, may be transmitted by electronic means and/or retained in electronic format. By signing below, I consent to this transaction by electronic means and confirm that I have not withdrawn my consent. I will receive a copy of this Supplement, which will become part of the Policy Contract, if issued or upon receipt of a written request directed to FNWL. I (We) have read the completed Supplement, or have had it read to me, and agree that all the statements and answers are true and complete to the best of my knowledge and belief. I agree that it forms a part of my application and is subject to the terms and conditions found in the application and the Policy Contract, if issued. Fraud Warning: I (We) also acknowledge that I have read, or have had read to me, and that I understand the fraud warning and/or other notice listed on Form 31-4226 for my state of residence, if any. Signed on in Date/Time State Policy Owner Signed in Signature of Proposed/Insured – (or Parent if Proposed/Insured is a juvenile and if other than Policy Owner) X X Insured Parent/Legal Guardian Signature of Proposed/Policy Owner(s) – (if other than Proposed/Insured) X X Policy Owner Title (if applicable) Policy Co-Owner Title (if applicable) Signature of Insurance Producer X Insurance Producer Agent Code Number Date V Supp (Rev) Page 3 of 3 SD 31-4423 NonCom (5/21)2